UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2024

THE SHYFT GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-33582	38-2078923
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

41280 Bridge Street, Novi, Michigan	48375
(Address of Principal Executive Offices)	(Zip Code)

(517) 543-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	SHYF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 22, 2024, The Shyft Group, Inc. (the “Company”) appointed Mr. Scott M. Ocholik, age 51, as the Interim Chief Financial Officer of the Company, effective January 1, 2025. As previously disclosed in the Company’s Current Report on Form 8-K filed on November 21, 2024, the Company’s current Chief Financial Officer, Jon Douyard, announced his resignation on November 21, 2024 but is continuing to serve at full capacity in his role through December 31, 2024. Mr. Ocholik has been serving as our Vice President, Chief Accounting Officer and Corporate Controller since July 19, 2022, and will continue to serve in such role while serving as our Interim Chief Financial Officer. Mr. Ocholik joined the Company as Vice President and Corporate Controller on July 22, 2019. Prior to joining the Company, Mr. Ocholik served as Executive Vice President and Chief Financial Officer at Gestamp North America from December 2015 to May 2018. Mr. Ocholik earned a Bachelor of Arts in Accounting and Master of Business Administration from Michigan State University.

In connection with Mr. Ocholik’s appointment as Interim Chief Financial Officer, the Company and Mr. Ocholik entered into a letter agreement, dated December 22, 2024 pursuant to which Mr. Ocholik will serve as the Interim Chief Financial Officer. As previously announced, the Company’s Board of Directors is conducting a comprehensive search for a permanent Chief Financial Officer, considering both internal and external candidates. During the period in which Mr. Ocholik serves as Interim Chief Financial Officer, he will be provided with an additional base salary payment at the rate of $25,000 per month (the “Incremental Monthly Payment”), which amount will be prorated for any partial month. The other elements of Mr. Ocholik’s current compensation and benefits will remain unchanged, including that the Interim Monthly Payment will not be factored in any element of his compensation that is expressed as a function of his base salary. The foregoing is only a summary of Mr. Ocholik’s agreement and is qualified in its entirety by reference to the copy of the agreement which will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

There is no family relationship between Mr. Ocholik and any director or executive officer of the Company, and there are no transactions between Mr. Ocholik and the Company that are required to be reported under Item 404(a) of Regulation S-K.

On December 30, 2024, the Company issued a press release announcing the appointment of Mr. Ocholik as Interim Chief Financial Officer of the Company, effective January 1, 2025. A copy of such press release is attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

99.1	Press Release, dated December 30, 2024, issued by The Shyft Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.

Dated: December 30, 2024	By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Chief Legal, Administrative and Compliance Officer